Exhibit 10.9

                             COMPENSATION AGREEMENT

This Compensation Agreement ("Agreement") is made and entered into by and between International Building Technologies Group, Inc. (OTCBB:INBG) and subsidiaries, 17800 castleton Street, Suite 638, City of Industry, CA 91745, (hereinafter "Company") and PETER CHIN, (hereinafter "Director") with principal offices at 3355 Spring Mountain Road, Suite 66, Las Vegas, Nevada 89102, telephone number 702-217-3888, email: psc3888@yahoo.com.

Whereas, Director declares it is engaged in an independent business, and has complied with all federal, state and local laws regarding business permits, insurances and licenses of any kind that may be required to carry out said business and the tasks to be performed under this Agreement. Director also declares that it has and does provide similar product or services to other companies in addition to services provided to Company.

Whereas, Director operates a legitimate business and desires to provide services for Company as set forth herein.

THEREFORE, IN CONSIDERATION OF THE FOREGOING REPRESENTATIONS AND THE FOLLOWING TERMS AND CONDITIONS, THE PARTIES AGREE:

     1. SERVICES TO BE PERFORMED. Company engages Director and Director agrees to:

     a.   Attend Board Meetings.
     b.   Assist Management in Operational issues.
     c.   Review all business contracts, resolutions, and minutes.

     2. TERMS OF PAYMENT. Company shall pay Director for the above described services, as the same are reasonably and acceptably provided upon signing this Director Agreement. Payments are to be made, costs and fees to be reimbursed and prices to be charged as follows until otherwise agreed in writing:

     a. Company will pay Director a fee of $50,000.00 for services rendered commencing on Jan.1, 2008 through Sept. 30, 2009. Company has the option to pay said fee in cash, common stock or preferred stock. In the event the Company is to pay Director compensation in stock, the effective date of such stock shall be Jan. 1, 2009.

     b. Conversion of Director Fee of Company's Common Stock If Applicable. At the option of the Company, any outstanding unpaid consulting fee shall be convertible, at any time and from time to time, into such number of fully paid and nonassessable shares of the Company's Common Stock by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which free trading shares of Common Stock shall be deliverable upon written conversion request by Director. Each conversion request shall be less than 4.99% of the outstanding issued common stock of the corporation. The Conversion Price shall be the 80% of the average of the twenty (20) Closing Prices during the last twenty (20) trading days immediately preceding the date of conversion. For purposes of this Agreement, the term "Closing Price" means, for any security as of any date, the closing price on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, L.P. ("Bloomberg") or, if applicable, the closing price of the Common Stock in the over-the-counter market in the electronic bulletin board for such security as reported by Bloomberg, or, if no closing price is reported for the Common Stock by Bloomberg, then the average of the closing prices of any market makers for such security as reported in the "pinksheets" by the National Quotation Bureau, Inc. "Trading Day" shall mean any day on which the Corporation's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

     3. EXPENSES AND EXPENSE REIMBURSEMENT. Company shall reimburse Director and make payment for requested or necessary pre-approved travel and other expenses from Director's home base. Any such charges or requests for reimbursement for these agreed charges shall be invoiced and may be paid separately by Company either to Director or to the independent supplier for which reimbursement is sought. Director agree to have Company approve any expenditures before such expense is incurred.

     4. CONTROL. Director retains the sole and exclusive right to control or direct the manner or means by which the work described herein is to be performed. Company retains only the right to control the end product or quality of service delivered to insure its conformity with Company specifications and the provisions herein.

     5. PAYROLL OR EMPLOYMENT TAXES. No payroll, income withholding or employment taxes of any kind shall be withheld or paid by Company with respect to payments to Director. The taxes that are the subject of this paragraph include but are not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment insurance tax. Director represents and covenants that it has and will file and pay all such payroll, self employment, employment, worker's compensation, withholding and other taxes and reports as the same might be legally due and payable to all applicable state and federal authorities. The Director will not be treated as an employee for state or federal tax purposes. Director hereby indemnifies and holds harmless Company from any and all duty or obligation whatsoever relating to the payment or filing for any and all such taxes, penalties and interest. Director represents that its federal employer identification number is SSN # ###-##-####.

     6. WORKER'S COMPENSATION. No workers compensation insurance has been or will be obtained by Company on account of Director. Director shall register and comply with all applicable workers' compensation laws in all applicable states and Director releases and indemnifies Company from all liability as to working conditions and the safety or possible injury of Director.

     7. TERMINATION. In accordance with Section 2a., this Agreement covers and relates to services to be provided for the approximately past 630 days from the effective signing date hereof. It may be renewed on a monthly basis with the agreement of the parties. Either party may terminate this Agreement by providing the other party a written 30 days notice.

     8. The parties agree that a facsimile signature shall have the same effect as an actual signature.

     Agreed to be effective this 30th day of Sept. 2009 at City of Industry, California.

INTERNATIONAL BUILDING TECHNOLOGIES
GROUP, INC.                                 PETER CHIN
("COMPANY")                                 ("DIRECTOR")


By: /s/ Kenneth Yeung                       By: /s/ Peter Chin
   ---------------------------------           ---------------------------------
   KENNETH YEUNG                               PETER CHIN
   ---------------------------------           ---------------------------------

   PRESIDENT                                   SELF
   ---------------------------------           ---------------------------------
   Title                                       Title


                                       2